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                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC  20549

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 1995

Commission File Number:  0-7914

                          BASIC EARTH SCIENCE SYSTEMS, INC.
                          ---------------------------------
              (Exact name of registrant as specified in its charter)


Delaware                                     84-0592823
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(State or other jurisdiction                 (IRS Employer
of incorporation or organization)            Identification Number)

633 Seventeenth Street, Suite 1670
Denver, Colorado                             80202
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(Address of principal executive offices)     (Zip code)

(303) 294-9525
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(Registrant telephone including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

               Yes  X         No
                    ----           ----

Indicate the number of shares outstanding of Registrant's common stock, as of the latest practical date:

                              Common stock: 16,307,013
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                           INFORMATION INCLUDED IN REPORT

Item 5.  Other Events

The Company previously disclosed, in its most recent Form 10-KSB, its intent to hedge its oil price risk in the near future. Consequently, on June 19, 1995, the Company entered into a hedging transaction whereby the Company executed twenty-two (22) put option contracts at a cost of approximately $9,000. The intent of this transaction was to create a $17.00 per barrel floor price for approximately 75% of the Company's anticipated oil production from key properties through October 1995. By utilizing this type of instrument, the Company would participate in 100% of any upside price movement. The Company did not hedge any of its gas production.


                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


By (Signature)                /s/ Ray Singleton
(Name and title)              Ray Singleton, President
(Date)                        August 11, 1995